                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 12, 1998



                            THE SEAGRAM COMPANY LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            CANADA                         1-2275                   NONE
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

            1430 PEEL STREET                                       H3A 1S9
        MONTREAL, QUEBEC, CANADA                                  (Zip Code)
(Address of Principal Executive Offices)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (514) 849-5271

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  On February 12, 1998, USA Networks Partner, Inc., a subsidiary of Universal Studios, Inc. ("Universal"), sold its 50 percent interest in USA Networks to USA Networks, Inc. (formerly known as HSN, Inc.) ("USAi") and Universal contributed the remaining 50 percent interest in USA Networks and its domestic television production and distribution operations to USANi LLC (the "LLC"), a subsidiary of USAi, pursuant to the terms of an Investment Agreement, dated as of October 19, 1997, as amended and restated as of December 18, 1997, among Universal, for itself and on behalf of certain of its subsidiaries, HSN, Inc., Home Shopping Network, Inc. and Liberty Media Corporation, for itself and on behalf of certain of its subsidiaries. Universal and USAi also expect to form a 50-50 joint venture to be managed by Universal which will own, operate and exploit the international development of USA Networks, Sci-Fi Channel and a new action/suspense channel known as "13th Street," unless USAi elects not to participate in such venture in which case Universal will acquire USAi's 50 percent interest (or Sci-Fi Europe and USA Networks' international business) for a price to be agreed upon. In exchange therefor, on February 12, 1998, Universal received consideration valued at $4.075 billion, consisting of (i) shares of common stock and class B common stock of USAi and shares of the LLC which are exchangeable for shares of common stock and class B common stock of USAi, collectively representing an effective 45.8 percent interest in USAi and (ii) approximately $1.3 billion in cash paid to USA Networks Partner, Inc. The consideration was determined pursuant to discussions among senior officers of The Seagram Company Ltd. ("Seagram"), Universal and USAi.

                  In connection with the transaction, Universal nominated Edgar Bronfman Jr., President and Chief Executive Officer of Seagram, Robert W. Matschullat, Vice Chairman and Chief Financial Officer of Seagram, Frank J. Biondi, Jr., Chairman and Chief Executive Officer of Universal, and Samuel Minzberg, President and Chief Executive Officer of Claridge Inc., to the Board of Directors of USAi, each of whom was appointed to the Board effective upon the consummation of the transaction. In addition, Barry Diller, the Chairman and Chief Executive Officer of USAi, was appointed to the Board of Directors of Seagram effective upon the consummation of the transaction.

                  A copy of Seagram's press release dated February 12, 1998 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired

                  Not Applicable.

         (b)  Unaudited Pro Forma Consolidated Financial Information

                  The unaudited pro forma balance sheet at December 31, 1997 and unaudited pro forma statements of income for the year ended June 30, 1997 and the six months ended December 31, 1997 are included herein.

         (c)  Exhibits.

                  (2.1)--Investment Agreement, dated as of October 19, 1997, as amended and restated as of December 18, 1997, among Universal Studios, Inc., for itself and on behalf of certain of its subsidiaries, HSN, Inc., Home Shopping Network, Inc. and Liberty Media Corporation, for itself and on behalf of certain of its subsidiaries (incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 1997).

                  (10.1)--Governance Agreement, dated as of October 19, 1997, among Universal Studios, Inc., HSN, Inc., Liberty Media Corporation and Barry Diller (incorporated by reference to Exhibit 33 to Schedule 13D/A dated February 23, 1998 of TeleCommunications, Inc., The Seagram Company Ltd., Universal Studios, Inc., Barry Diller, BDTV Inc., BDTV II INC., BDTV III INC. and BDTV IV INC. (the "Schedule 13D").

                  (10.2)--Stockholders Agreement, dated as of October 19, 1997, among Universal Studios, Inc., HSN, Inc., Liberty Media Corporation, Barry Diller and The Seagram Company Ltd. (incorporated by reference to
         Exhibit 34 to the Schedule 13D).

                  (10.3)--Agreement, dated as of October 19, 1997, among Universal Studios, Inc., HSN, Inc. and Liberty Media Corporation (incorporated by reference to Exhibit 35 to the Schedule 13D).

                  (10.4)--Exchange Agreement, dated as of October 19, 1997, among Universal Studios, Inc., HSN, Inc. and Liberty Media Corporation (incorporated by reference to Exhibit 36 to the Schedule 13D).

                  (10.5)--Amended and Restated LLC Operating Agreement, dated as of February 12, 1998, among USA Networks, Inc., Universal Studios, Inc., Liberty Media Corporation and Barry Diller (incorporated by reference to Exhibit 37 to the Schedule 13D).

                  (99.1)--Press Release.

                  (99.2)-- Unaudited Supplementary Pro Forma Financial Information.

                  THE SEAGRAM COMPANY LTD. UNAUDITED CONDENSED
                         PRO FORMA FINANCIAL INFORMATION


The unaudited condensed consolidated pro forma financial information is presented to reflect the estimated impact of the following transactions on The Seagram Company Ltd.'s ("Seagram") income statements for the fiscal year ended June 30, 1997 and six months ended December 31, 1997, and balance sheet as of December 31, 1997:

- acquisition of incremental 50 percent interest in USA Networks, including the Sci-Fi Channel, for $1.7 billion in cash.

- sale of 50 percent interest in USA Networks to USA Networks, Inc. ("USAi", formerly HSN, Inc.) and the contribution of the remaining 50 percent interest in USA Networks and the majority of the television assets ("UTV") of Universal Studios, Inc. ("Universal"), including all of Universal's domestic operations and 50 percent of the international operations of USA Networks, to USANi LLC (the "LLC") in a transaction ("the transaction") in which Universal received $1,332 million in cash, 6.75 million shares of USAi consisting of approximately 3.6 million shares of common stock and
      3.2 million shares of Class B common stock which in aggregate represents a
      10.7 percent interest in USAi, and a 45.8 percent interest in a subsidiary ("LLC") of USAi which is exchangeable for USAi common stock and Class B common stock.

The consolidated pro forma balance sheet assumes that the transaction occurred on December 31, 1997, whereas the pro forma consolidated statements of income assume that both the purchase of the incremental 50 percent interest in USA Networks and the transaction occurred at the beginning of each of the respective periods presented.

The pro forma adjustments relating to the acquisition of the interest in LLC are based on assumptions relating to the allocation of the purchase price and are subject to revision. The effect of any revisions is not expected to be material.

The consolidated pro forma income statements are not necessarily indicative of the results that would have occurred if the transactions had been in effect since the assumed dates, nor are they necessarily indicative of future results.

The condensed consolidated pro forma financial statements should be read in conjunction with the consolidated financial statements of Seagram filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the fiscal year ended June 30, 1997, and in its Quarterly Report on Form 10-Q for the quarter and six months ended December 31, 1997.


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
                THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES
              Unaudited Consolidated Pro Forma Statement of Income
                     For the Fiscal Year Ended June 30, 1997
          (United States dollars in millions, except per share amounts)

                                                                                Pro Forma Adjustments
                                                                                ---------------------
                                                                 Seagram         UTV and            USAi            Seagram
                                                                Historical      USA Networks       & Other          Pro Forma
                                                                ----------      ------------       -------          ---------
Revenues                                                        $  12,560         ($331)(a)        $   8(b)         $ 12,246
                                                                                                       9(c)

Cost of revenues                                                    7,683          (210)(a)           --               7,473

Selling, general and administrative expenses                        3,944          (114)(a)           25(c)            3,857
                                                                                                       2(d)
                                                                ---------         -----            -----            --------

OPERATING INCOME                                                      933            (7)             (10)                916

Interest, net and other                                                34            --               20(e)               54
                                                                ---------         -----            -----            --------

                                                                      899            (7)             (30)                862

Provision/benefit for income taxes                                    385           (11)(a)           (8)(f)             366

Minority interest                                                      12            (6)(a)            6 (g)              12
                                                                ---------         -----            -----            --------
NET INCOME                                                      $     502         $  10            ($ 28)           $    484
                                                                =========         =====            =====            ========

Basic earnings per share                                        $    1.36                                           $   1.31
                                                                =========                                           ========
Diluted earnings per share                                      $    1.35                                           $   1.30
                                                                =========                                           ========

Weighted average shares outstanding (thousands)                   369,682                                            369,682
Dilutive potential common shares (thousands)                        4,586                                              4,586
                                                                ---------                                           --------
Adjusted weighted average shares outstanding (thousands)          374,268                                            374,268
                                                                =========                                           ========


(a) Reflects the elimination of USA Networks and the television business contributed to LLC.

(b)   Reflects 45.8% equity in net income of LLC.

(c) Reflects distribution agreements which principally include: (1) USAi distribution of Universal's library and other television product and theatrical films in domestic television markets and (2) Universal distribution of USAi's television product in foreign markets.

(d)   Reflects the amortization of goodwill on investment in LLC over 40 years.

(e) Reflects the additional interest expense resulting from increased short-term borrowings for the payment of $1.7 billion for the incremental 50 percent interest in USA Networks offset by the reduction of short-term borrowings using the cash proceeds of $1.3 billion from the transaction, at an average borrowing rate of 5.4%.

(f)   Reflects the income taxes provided for at the statutory income tax rate.

(g) Reflects adjustment of interest attributable to minority shareholders of Universal.


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
                THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES
              Unaudited Consolidated Pro Forma Statement of Income
                   For the Six Months Ended December 31, 1997
          (United States dollars in millions, except per share amounts)

                                                                                   Pro Forma Adjustments
                                                                                   ---------------------
                                                                 Seagram           UTV and           USAi            Seagram
                                                                Historical       USA Networks      & Other          Pro Forma
                                                                ----------       ------------      -------          ---------
Revenues                                                        $   6,480         ($277)(a)        $  22(b)         $  6,230
                                                                                                       5(c)


Cost of revenues                                                    3,874          (163)(a)           --               3,711

Selling, general and administrative expenses                        2,047           (77)(a)           10(c)            1,981
                                                                                                       1(d)
                                                                ---------         -----            -----            --------


OPERATING INCOME                                                      559           (37)              16                 538



Interest, net and other                                               138           (19)(a)           11(e)              130
                                                                ---------         -----            -----            --------

                                                                      421           (18)               5                 408

Provision  for income taxes                                           245           (25)(a)            3(f)              223

Minority interest                                                      15            (9)(a)            5(g)               11
                                                                ---------         -----            -----            --------

NET INCOME                                                      $     161         $  16            ($  3)           $    174
                                                                =========         =====            =====            ========

Basic earnings per share                                        $    0.45                                           $   0.49
                                                                =========                                           ========
Diluted earnings per share                                      $    0.45                                           $   0.49
                                                                =========                                           ========

Weighted average shares outstanding (thousands)                   353,765                                            353,765
Dilutive potential common shares (thousands)                        3,097                                              3,097
                                                                ---------                                           --------
Adjusted weighted average shares outstanding (thousands)          356,862                                            356,862
                                                                =========                                           ========



(a) Reflects the elimination of USA Networks and the television business contributed to LLC.

(b)   Reflects 45.8% equity in net income of LLC.

(c) Reflects distribution agreements which principally include: (1) USAi distribution of Universal's library and other television product and theatrical films in domestic television markets and (2) Universal distribution of USAi's television product in foreign markets.

(d)   Reflects the amortization of goodwill on investment in LLC over 40 years.

(e) Reflects the additional interest expense resulting from increased short-term borrowings for the payment of $1.7 billion for the incremental 50 percent interest in USA Networks offset by the reduction of short-term borrowings using the cash proceeds of $1.3 billion from the transaction, at an average borrowing rate of 6.0%.

(f)   Reflects the income taxes provided for at the statutory income tax rate.

(g) Reflects adjustment of interest attributable to minority shareholders of Universal.

                THE SEAGRAM COMPANY LTD. AND SUBSIDIARY COMPANIES
                 Unaudited Pro Forma Consolidated Balance Sheet
                                December 31, 1997
                       (United States dollars in millions)

                                                                            Seagram        Pro Forma             Seagram
                                                                           Historical      Adjustments          Pro Forma
                                                                           ----------      -----------          ---------
ASSETS
     Current Assets
      Cash and short-term investments at cost                               $    379               --            $    379
      Receivables, net                                                         2,524              (17)(a)           2,507
      Inventories                                                              2,792               --               2,792
      Film costs, net of amortization                                            287             (125)(a)             162
      Deferred income taxes                                                      514               65 (b)             579
      Prepaid expenses and other current assets                                  455               (7)(c)             448
                                                                            --------         --------            --------
        TOTAL CURRENT ASSETS                                                   6,951              (84)              6,867
                                                                            --------         --------            --------

     Common Stock of DuPont                                                      988               --                 988
     Common Stock of Time Warner                                               1,659               --               1,659
     Common Stock of USAi                                                         --              311 (e)             311
     Investment in USA Networks, held for sale                                 2,502           (2,502)(a)              --
     Film costs, net of amortization                                           1,106              (51)(a)           1,055
     Artists' contracts, advances and other entertainment assets                 634              (18)(c)             616
     Deferred charges and other assets                                           725               --                 725
     Property, plant and equipment, net                                        3,141               (1)(a)           3,140
     Investment in unconsolidated companies                                    1,346            1,951 (d)           3,161
                                                                                                 (136)(c)

     Excess of cost over fair value of assets acquired                         4,205             (179)(a)           4,026
                                                                            --------         --------            --------
                                                                            $ 23,257         ($   709)           $ 22,548
                                                                            ========         ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Current Liabilities
      Short-term borrowings and indebtedness payable within one year        $  3,142           (1,332)(g)        $  1,810
      Accrued royalties and participations                                       693              (50)(a)             643
      Payables and accrued liabilities                                         2,182              143 (f)           2,325
      Income and other taxes                                                     392              (40)(h)             352
                                                                            --------         --------            --------
        TOTAL CURRENT LIABILITIES                                              6,409           (1,279)              5,130
                                                                            --------         --------            --------
     Long-term indebtedness                                                    2,188               --               2,188
     Accrued royalties and participations                                        492              (11)(a)             481
     Other long term liabilities                                                 868               85 (i)             953
     Deferred income taxes                                                     2,552              252 (j)           2,804
     Minority interest                                                         1,864               41 (k)           1,905
     Shareholders' Equity
       Shares without par value                                                  776               --                 776
       Cumulative currency translation adjustments                              (479)              --                (479)
       Cumulative gain on equity securities, net of tax                          990               25 (l)           1,015
       Retained earnings                                                       7,597              178 (m)           7,775
                                                                            --------         --------           ---------
          TOTAL SHAREHOLDERS' EQUITY                                            8,884              203               9,087
                                                                            --------         --------            --------
                                                                            $ 23,257         ($   709)           $ 22,548
                                                                            ========         ========            ========

(a)   Reflects the contribution of assets to LLC.

(b) Reflects the deferred income tax asset resulting from the write-down of certain impaired television assets.

(c) Reflects the write-down of television assets not included in, and impaired by the transaction.

(d)   Reflects investment in LLC including goodwill of $84 million.

(e)   Reflects investment in USAi.

(f)   Reflects accrued liabilities arising from the transaction.

(g) Reflects the repayment of short-term borrowings with the cash proceeds received from the transaction.

(h) Reflects current income tax benefit resulting from the write-down of certain impaired television assets.

(i)   Reflects contingent liabilities resulting from the transaction.

(j) Reflects deferred income taxes on unrealized holding gains on the investment in USAi ($16 million) and on the gain on the transaction ($236 million).

(k) Reflects adjustment of interest attributable to minority shareholders of Universal.

(l)   Reflects unrealized holding gains on the investment in USAi.

(m) Reflects the $343 million pre-tax gain on the transaction ($212 million after-tax less $34 million attributable to minority shareholders of Universal) which is net of the write-down of certain impaired television assets and related costs.


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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     The Seagram Company Ltd.



Dated:  February 27, 1998            By: /s/ Daniel R. Paladino
                                         ----------------------
                                     Name:  Daniel R. Paladino
                                     Title:  Executive Vice President-Legal and
                                              Environmental Affairs

                                  EXHIBIT INDEX

          Exhibit No.                     Description
          -----------                     -----------
            (2.1)       Investment Agreement, dated as of October 19, 1997, as
                        amended and restated as of December 18, 1997, among
                        Universal Studios, Inc., for itself and on behalf of
                        certain of its subsidiaries, HSN, Inc., Home Shopping
                        Network, Inc. and Liberty Media Corporation, for itself
                        and on behalf of certain of its subsidiaries
                        (incorporated by reference to Exhibit 10 to the
                        Quarterly Report on Form 10-Q for the quarter ended
                        December 31, 1997).

            (10.1) Governance Agreement, dated as of October 19, 1997, among Universal Studios, Inc., HSN, Inc., Liberty Media
                        Corporation and Barry Diller (incorporated by reference to Exhibit 33 to Schedule 13D/A dated February 23, 1998 of TeleCommunications, Inc., The Seagram Company Ltd.,
                        Universal Studios, Inc., Barry Diller, BDTV Inc., BDTV
                        II INC., BDTV III INC. and BDTV IV INC. (the "Schedule
                        13D").

            (10.2) Stockholders Agreement, dated as of October 19, 1997, among Universal Studios, Inc., HSN, Inc., Liberty Media
                        Corporation, Barry Diller and The Seagram Company Ltd.
                        (incorporated by reference to Exhibit 34 to the Schedule
                        13D).

            (10.3)      Agreement, dated as of October 19, 1997, among Universal
                        Studios, Inc., HSN, Inc. and Liberty Media Corporation
                        (incorporated by reference to Exhibit 35 to the Schedule
                        13D).

            (10.4)      Exchange Agreement, dated as of October 19, 1997, among
                        Universal Studios, Inc., HSN, Inc. and Liberty Media
                        Corporation (incorporated by reference to Exhibit 36 to the Schedule 13D).

            (10.5) Amended and Restated LLC Operating Agreement, dated as of February 12, 1998, among USA Networks, Inc.,
                        Universal Studios, Inc., Liberty Media Corporation and
                        Barry Diller (incorporated by reference to Exhibit 37 to the Schedule 13D).

            (99.1)      Press Release.

            (99.2)      Unaudited Supplementary Pro Forma Financial
                        Information.


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